      ALLIS-CHALMERS ENERGY INC.

PRESS RELEASE	Contact:	Victor M. Perez, CFO
Allis-Chalmers Energy
713-369-0550
DRAFT RELEASE V1
Lisa Elliott, Sr. VP
DRG&E/ 713-529-6600
ALLIS-CHALMERS ENERGY TO PRESENT
AT INVESTOR CONFERENCES
March 19, 2007 — Houston, TX — Allis-Chalmers Energy Inc. (AMEX: ALY) announced today that it will be participating in the Johnson Rice Emerging Growth Energy Conference to be held in New York City and in the A. G. Edwards Energy Conference to be held in Boston.
Victor Perez, Allis-Chalmers’ Chief Financial Officer, is scheduled to make a presentation on Tuesday, March 20, 2007 from 9:30 a.m. to 10:15 a.m. Eastern Time at the Johnson Rice conference. Micki Hidayatallah, Chairman and Chief Executive Officer and Burt Adams, Chief Operating Officer are scheduled to present on Wednesday, March 21, 2007, from 1:30 p.m. to 1:55 p.m. Eastern Time at the A. G. Edwards conference. Both presentations will be broadcast live. To listen to the live audio webcast and view Allis-Chalmers’ slideshow, visit the Company’s website at www.alchenergy.com. A replay of these webcasts and slideshows will be available shortly after the presentations are concluded and will be archived for replay on the Company’s website for at least 30 days.
About Allis-Chalmers
Allis-Chalmers Energy Inc. is a Houston based multi-faceted oilfield services company. We provide services and equipment to oil and natural gas exploration and production companies, domestically in Texas, Louisiana, New Mexico, Colorado, Oklahoma, Mississippi, Utah, Wyoming, Arkansas, Alabama, West Virginia, offshore in the Gulf of Mexico, and internationally primarily in Argentina and Mexico. The Company operates in six sectors of the oil and natural gas service industry: rental tools; international drilling; directional drilling services; casing and tubing services; compressed air drilling services; and production services. For more information, visit Allis-Chalmers’ website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0 .
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